EXHIBIT 10.1

AMENDMENT TO THE SECOND

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment dated May 1, 2009 (the “Amendment”) to the Second Amended and Restated Employment Agreement dated as of October 22, 2008 (the “Agreement”), by and between Nobel Learning Communities, Inc., a Delaware corporation (“Employer”) and George Bernstein, an individual (“Executive”).

Background

Executive is employed as Chief Executive Officer of Employer and is responsible for the functions and duties assigned to that position.

Executive and the Employer are amending the Agreement to properly reflect certain terms of the Agreement which were authorized by the Board of Directors of the Employer in 2007 and agreed to by Executive and which were properly reflected in the Company’s Proxy Statements dated September 27, 2007 and September 22, 2008, but which terms were not properly reflected in the Agreement by the scriveners.

All capitalized terms not defined herein shall have the meaning set forth in the Agreement.

Terms

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, intending to be legally bound hereby, the parties hereto agree as follows:

1.         Section 7.4(b)(i)(1) of the Agreement is hereby amended, in its entirety, to read as follows:

“(1)     Salary. Nobel Learning shall pay Executive a single lump-sum cash payment equal to 299% of Executive’s “base amount” within the meaning of Code Section 280G. Such lump sum payment shall be paid to Executive within thirty (30) days following the date Executive delivers an executed Waiver and Release to Nobel Learning (as described in Section 7.4(d)), but no later than March 15 following the calendar year in which the Termination Date occurs.”

2.        Other Terms. All of the other terms and conditions of the Agreement, not inconsistent with the terms of this Amendment, shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment the date and year first written above.

Nobel Learning Communities, Inc.

By:	/s/ David Warnock
David Warnock Chairman of the Compensation Committee of the Board of Directors

Executive:

/s/ George Bernstein
George Bernstein

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